UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2019

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    2010 Equity Incentive Plan

At the 2019 annual meeting of stockholders (the “Annual Meeting”) of Cornerstone OnDemand, Inc. (the “Company”) held on June 11, 2019, the Company’s stockholders approved an amendment and restatement of the Company’s 2010 Equity Incentive Plan (the “2010 Plan” and the 2010 Plan, as amended and restated, the “2010 Restated Plan”) to, among other things, (i) eliminate the annual evergreen provision that automatically increased the shares reserved under the 2010 Plan, (ii) prohibit the implementation of an award exchange program, including the repricing of outstanding stock options and stock appreciation rights, (iii) revise share recycling provisions, resulting in potentially fewer number of shares returning to the 2010 Restated Plan to be available for future grants, (iv) prohibit the payment of dividends and other distributions payable with respect to shares subject to awards before the underlying award vests, (v) add limitations to the value of equity awards that may be granted to the Company’s non-employee directors in any fiscal year, (vi) provide for additional flexibility in satisfying tax withholding obligations as compared to the 2010 Plan, and (vii) extend the term of the 2010 Restated Plan until June 11, 2029. The 2010 Restated Plan had been previously approved, subject to stockholder approval, by the Board of Directors of the Company on April 26, 2019.

A more complete description of the terms of the 2010 Restated Plan is set forth in “Proposal 4 – Approval of the Amended and Restated 2010 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 26, 2019 (the “Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2010 Restated Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2019, the Company held the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 54,116,539 shares of the Company’s common stock, representing 90.80% of the voting power of the shares of the Company’s common stock outstanding as of April 18, 2019, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Proxy Statement.

Proposal 1 – Election of Directors.

The following nominees were elected as directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dean Carter	46,619,834	4,323,201	3,173,504
Elisa A. Steele	50,747,266	195,769	3,173,504

Proposal 2 – Advisory Vote on the Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved, on an advisory basis, by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,362,383	1,553,741	26,911	3,173,504

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.

The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions
53,901,509	188,343	26,687

Proposal 4 – Approval of an Amendment and Restatement of the Company’s 2010 Equity Incentive Plan.

The 2010 Restated Plan was approved by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,226,998	19,689,106	26,931	3,173,504

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	The Company’s 2010 Equity Incentive Plan, as amended and restated, and related form agreements*

*	Indicates management contract or compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel

Date: June 14, 2019